UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 9, 2024

OppFi Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39550	85-1648122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
130 E. Randolph Street, Suite 3400
Chicago, Illinois 60601
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (312) 212-8079
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPFI	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	OPFI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 9, 2024, OppFi Inc., a Delaware corporation (the “Company”), issued a press release announcing the special common stock dividend and share repurchase program described in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 8.01 Other Events.

On April 9, 2024, the Company announced that its Board of Directors (the “Board”) had declared a special common stock dividend of $0.12 per share on its Class A common stock, par value $0.0001 per share (“Common Stock”), to be paid on May 1, 2024, to stockholders of record as of the close of business on April 19, 2024.

On April 9, 2024, the Company also announced that the Board had authorized a program to repurchase (the “Repurchase Program”) up to $20.0 million in the aggregate of shares of the Company’s Common Stock.

Repurchases under the Repurchase Program may be made from time to time, on the open market, in privately negotiated transactions, or by other methods, at the discretion of the management of the Company and in accordance with the limitations set forth in Rule 10b-18 promulgated under the Exchange Act and other applicable legal requirements, including restrictions in the Company’s existing credit facilities. Repurchases may be made pursuant to any trading plan that may be adopted in accordance with SEC Rule 10b5-1, which would permit Common Stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The timing and amount of the repurchases will depend on market conditions and other requirements. The Repurchase Program does not obligate the Company to repurchase any dollar amount or number of shares and the Repurchase Program may be extended, modified, suspended, or discontinued at any time. For each share of Common Stock that the Company repurchases under the Repurchase Program, Opportunity Financial, LLC, the Company’s direct subsidiary, will redeem one Class A common unit of Opportunity Financial, LLC held by the Company, decreasing the percentage ownership of Opportunity Financial, LLC by the Company and relatively increasing the ownership by the other members. The Repurchase Program will expire in April 2027.

In addition to the special dividend payable to Class A common stockholders, the Board approved a $0.12 per unit special distribution to holders of record of Class A common units of Opportunity Financial, LLC as of the close of business on April 19, 2024. Distributions with respect to earnout units of Opportunity Financial, LLC will not be payable to the holders thereof unless such units vest prior to expiration.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Index

Exhibit Number	Description
99.1	Press Release from OppFi Inc. dated April 9, 2024, entitled "OppFi Announces $0.12 Per Share Special Dividend, $20 Million Share Repurchase Program."
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPPFI INC.

Date: April 9, 2024	By:	/s/ Pamela D. Johnson
Pamela D. Johnson
Chief Financial Officer